UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices, and zip code)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 Warrant to purchase common stock, expiring April 20, 2021	CLRB CLRBZ	NASDAQ Capital Market NASDAQ Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, Cellectar Biosciences, Inc. (the “Company”) announced the appointment of Igor Grachev. M.D., Ph.d, as Chief Medical Officer effective as of January 6, 2020.

Dr. Grachev, has nearly 20 years of industry experience, having led clinical development programs at both multinational pharmaceutical and biotech organizations. He has served as Global Development Leader and Head of Innovative Clinical Trials Initiative, R&D for TEVA Branded Specialty Pharmaceuticals. Dr. Grachev also had clinical development and medical affairs leadership roles at GE Healthcare, Novartis, GSK, Merck, Schering Plough, Sanofi-Aventis, and BioClinica. Dr. Grachev is a former Assistant Professor of Radiology at SUNY Upstate Medical University and as a Fellow in Radiology at Massachusetts General Hospital, Harvard Medical School. Dr. Grachev earned his MD from Bogomolets National Medical University, and his Ph.D. in Medical Sciences from the Shupyk National Medical Academy of Postgraduate Education.

In connection with the appointment of Dr. Grachev to the position of Chief Medical Officer, the Company entered into an employment agreement with Dr. Grachev (the “Employment Agreement”). The Employment Agreement provides that Dr. Grachev will be an employee “at will” and includes his expected compensation package. Pursuant to the Employment Agreement, Dr. Grachev will receive an annual base salary of $400,000 and a targeted annual bonus of 30 percent of base salary, and will be granted, as an inducement award, an option to purchase 80,000 shares of the Company’s common stock, vesting annually over three years. In the event of a dismissal without cause, or resignation by Dr. Grachev for good reason, Dr. Grachev will be entitled to nine months of severance. In the event of dismissal without cause, or resignation by Dr. Grachev for good reason, within the twelve months following a change in control, Dr. Grachev will be entitled to twelve months of severance.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference. The Company’s press release announcing the appointment of Dr. Grachev is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
10.1	Employment Agreement between the Company and Igor Grachev dated January 6, 2020
99.1	Press release dated January 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2020	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Dov Elefant
		Name:	Dov Elefant
		Title:	Chief Financial Officer